EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation

Águas da Ponte Alta S.A.	Brazil

Aldwych Temple Business Venture Company Limited	British Virgin Islands

ALL – América Latina Logística Argentina S.A.	Argentina

ALL – América Latina Logística Armazéns Gerais Ltda.	Brazil

ALL – América Latina Logística Central S.A.	Argentina

ALL – América Latina Logística Intermodal S.A.	Brazil

ALL – América Latina Logística Malha Norte S.A.	Brazil

ALL – América Latina Logística Malha Oeste S.A.	Brazil

ALL – América Latina Logística Malha Paulista S.A.	Brazil

ALL – América Latina Logística Malha Sul S.A.	Brazil

ALL – América Latina Logística Mesopotâmica S.A.	Argentina

ALL – América Latina Logística Participações S.A.	Brazil

ALL – América Latina Logística Rail Management Ltda.	Brazil

ALL – América Latina Logística S.A.	Brazil

ALL – América Latina Logística Serviços Ltda.	Brazil

Bioinvestments Negócios e Participações S.A.	Brazil

Boswells S.A.	Uruguai

Brado Holding S.A.	Brazil

Brado Logística e Participações S.A.	Brazil

Brado Logística S.A.	Brazil

Comercializadora de Gás S.A.	Brazil

Comma Oil Chemicals Limited	England

Commonwealth Carriers S.A.	British Virgin Islands

Companhia de Gás de São Paulo - COMGÁS	Brazil

Cosan Biomassa S.A.	Brazil

Cosan Cayman II Limited	Cayman Islands

Cosan Cinco S.A.	Brazil

Cosan Global Limited	Cayman Islands

Cosan Investimentos e Participações S.A.	Brazil

Cosan Logística S.A.(i)	Brazil

Cosan Lubes Investments Limited	Brazil

Cosan Lubrificantes e Especialidades S.A.	Brazil

Cosan Luxembourg S.A.	Luxembourg

Cosan Overseas Limited	Cayman Islands

Cosan Paraguay S.A.	Paraguay

Cosan S.A. Indústria e Comércio	Brazil

Cosan US, Inc.	United States

Distribuidora de Gás S.A.	Brazil

Ilha Terminal Distribuição de Produto Químicos Ltda.	Brazil

Island Services Management Corporation	British Virgin Islands

Logispot Armazéns Gerais S.A.	Brazil

Lupa Serviços Automotivos Ltda.	Brazil

Nova Agrícola Ponte Alta S.A.	Brazil

Nova Amaralina S.A. Propriedades Agrícolas	Brazil

Nova Santa Barbara Agrícola S.A.	Brazil

Paranaguá S.A.	Argentina

Pasadena Empreendimentos e Participações S.A.	Brazil

PGT - Grains Terminal S.A.	Brazil

Portofer Transporte Ferroviário Ltda.	Brazil

Proud Participações S.A.	Brazil

Radar II Propriedades Agrícolas S.A.	Brazil

Radar Propriedades Agrícolas S.A.	Brazil

Rota Quatro Participações S.A.	Brazil

Rumo Logística Operadora Multimodal S.A.	Brazil

Terras da Ponte Alta S.A.	Brazil

Tezza Consultoria de Negócios Ltda.	Brazil

Vale da Ponte Alta S.A.	Brazil

Zip Lube S.A.	Brazil